UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

  ______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2021

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HIREQUEST, INC.
(Exact name of registrant as specified in its Charter)

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Delaware	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Springhall Drive, Goose Creek, SC	29445
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7400

(Registrant’s telephone number, including area code)

_______________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HQI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2021, Payne Brown, a member of the Board of Directors of HireQuest, Inc. (the “Company”), notified the Company of his resignation as director of the Company, effective immediately, as a result of a policy at his place of employment that does not allow him to serve as director for public companies. Mr. Brown’s resignation was not the result of any disagreement on any matter with the Company, management, Board of Directors, or any committee of the Board of Directors of the Company.

Effective upon Mr. Brown’s resignation as a director, the size of the Company’s Board of Directors was reduced from seven directors to six until such time as an appropriate replacement, if any, is located.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIREQUEST, INC.
(Registrant)

Date: December 13, 2021	/s/ John McAnnar
John McAnnar
Vice President, Chief Legal Officer, and Secretary